UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: November 1, 2007
(Date of earliest event reported)

TECHTARGET, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Needham, MA 02494
(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:  (781) 657-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On November 1, 2007, TechTarget, Inc., a Delaware corporation (the “TechTarget”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among TechTarget, Catapult Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of TechTarget (“Merger Sub”) and KnowledgeStorm, Inc., a Delaware corporation (“KnowledgeStorm”).  The description of the Merger Agreement in Item 2.01 below is incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets

The acquisition contemplated by the Merger Agreement completed on November 6, 2007, at which time Merger Sub merged with and into KnowledgeStorm, with KnowledgeStorm continuing as the surviving corporation (the “Merger”). KnowledgeStorm is a leading online search resource providing vendor-generated content addressing corporate IT professionals. KnowledgeStorm offers IT marketers products with a lead generation and branding focus to reach these corporate IT professionals throughout the purchasing decision process.  Pursuant to the Merger, TechTarget acquired all of the outstanding equity of KnowledgeStorm, including options and warrants to purchase equity of KnowledgeStorm, in exchange for approximately $51,850,000 in cash and 359,820 shares of TechTarget’s common stock. All of the shares of TechTarget common stock issued in the Merger were placed in escrow at the closing and will be released periodically over a period of eighteen months, to secure the indemnification obligations of certain stockholders of KnowledgeStorm. The TechTarget shares of common stock were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemptions set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

The foregoing description of the Merger Agreement and the terms of the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed with this report as Exhibit 99.1 and incorporated herein by reference. A copy of the press release announcing, among other things, the completion of the Merger is attached with this Current Report on Form 8-K as Exhibit 99.2.

Item 2.02                      Results of Operations and Financial Condition

On November 7, 2007 the Company announced its financial results for the quarter ended September 30, 2007. The full text of the press release issued, among other things, in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after November 12, 2007.

(b)           Pro Forma Financial Information.

The pro-forma financial statements required by this item are not included with this initial report. The required pro-forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after November 12, 2007.

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTARGET, INC.

Date: November 7, 2007	By:	/s/ Eric Sockol
Eric Sockol
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Agreement and Plan of Merger dated November 1, 2007 (1)
99.2	Press Release dated November 7, 2007

(1)  The exhibits and schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.